SHARE EXCHANGE AGREEMENT, dated as of November 30, 2006 (the "Agreement"), between REMOTE DYNAMICS, INC., a Delaware corporation ("RDI") and BOUNCE MOBILE SYSTEMS, INC, a Nevada corporation ("BMSI").

      WHEREAS BMSI is the owner of 500,000 shares (the "Bounce Shares") of common stock, $.001 par value, of BounceGPS, Inc., a Nevada corporation ("Bounce"), constituting 100% of the issued and outstanding capital stock of Bounce; and

      WHEREAS RDI desires to acquire the Bounce Shares in exchange for (a) an aggregate of 5,000 authorized, but unissued, shares of Series C Preferred Stock having such rights, preferences and privileges as set forth in the Series C Preferred Stock Certificate of Designations included as Exhibit A hereto (the "RDI Shares"), (b) a series B secured convertible promissory notesof RDI in the principal amount of $660,000 in the form of Exhibit B hereto (the "Series B Note"), (c) an original discount series B secured convertible promissory note of RDI in the principal amount of $264,000 in the form of Exhibit C hereto (the "OID Note"), (d) a Series E-7 Warrant of RDI, in the form of Exhibit D hereto (the "Series E-7 Warrant" ), to purchase a number of shares of RDI common stock, par value $.01 per share (the "Common Stock") equal to seventy-five percent (75%) of the number of Conversion Shares (as defined below) issuable upon conversion of the Series B Note on the date of issuance thereof, and (e) d) a Series F-4 Warrant of RDI, in the form of Exhibit E hereto (the "Series F-4 Warrant" ), to purchase a number of shares of RDI Common Stock equal to seventy-five percent (75%) of the number of Conversion Shares issuable upon conversion of the Series B Note on the date of issuance thereof; and

      WHEREAS BMSI desires to exchange the Bounce Shares for the RDI Shares, the Series B Note, the OID Note, the Series E-7 Warrant and the Series F-4 Warrant (collectively, the "RDI Securities"); and

      NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

      Section 1.01 Definitions.

      (a) The following terms, as used herein, have the following meanings:

      "Closing Date" means the date that the Closing occurs in accordance with
Section 2.02.

      "Conversion Shares" mean any shares of Common Stock issuable upon conversion of the Notes.

      "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

      "Note Purchase Agreement" means the Note and Warrant Purchase Agreement, dated as of November 30, 2006, by and among RDI and the Purchasers listed on Exhibit A thereto.

      "Notes" mean the Series B Note and the OID Note.

      "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Registration Rights Agreement" means the Registration Agreement between RDI and BMSI , in the form of Exhibit F hereto, to be entered into at the Closing.

      "Security Agreement" means the Security Agreement between RDI and BMSI , in the form of Exhibit G hereto, to be entered into at the Closing.

      "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person and/or any of its other Subsidiaries.

      "Taxes" means all taxes, assessments and governmental charges imposed by any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, including interest, penalties or additions thereto.

      "Transaction Documents" mean, collectively, this Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Security Agreement.

      "Warrants" mean the Series E-7 Warrant and the Series F-4 Warrant.

      "Warrant Shares" mean any shares of Common Stock issuable upon exercise of the Warrants.

      (b) Each of the following terms is defined in the Section set forth opposite such term:

      Term                               Section
      ----                               -------
      Bounce                             Recitals
      Bounce Balance Sheet               4.08
      Bounce Balance Sheet Date          4.06
      Bounce Common Stock                4.02
      Bounce Permits                     4.12
      Bounce Shares                      Recitals
      Charter Amendment                  5.02(d)(xviii)
      Closing                            2.02
      Code                               Recitals
      Commission                         3.06
      Commission Documents               3.06
      Common Stock                       Recitals
      Damages                            7.02
      Exchange Act                       3.06
      Form 10-K                          3.06
      Form 10-Q                          3.06
      Governmental Entity                3.04
      IRS                                3.13
      Material Adverse Effect            3.01
      RDI                                Recitals
      RDI Balance Sheet                  3.08
      RDI Balance Sheet Date             3.07
      RDI Permits                        3.13
      RDI Shares                         Recitals
      RDI Securities                     Recitals
      Reverse Split                      5.02(d)(xviii)
      Securities Act                     2.02
      Share Increase                     5.02(d)(xviii)

                                    ARTICLE 2
                       ACQUISITION AND EXCHANGE OF SHARES

      Section 2.01 Exchange of Shares. Upon the terms and subject to the conditions of this Agreement, RDI will acquire the Bounce Shares in exchange for the RDI Securities at the Closing.

      Section 2.02 Closing. The closing (the "Closing") of the acquisition of the Bounce Shares hereunder shall take place at the offices of BMSI in San Juan Capistrano, California as soon as possible, but in no event later than three business days, after the satisfaction of the conditions set forth in Article VII, or at such other time or place as RDI and BMSI may agree. At the Closing,

            (a) RDI will file the Series C Certificate of Designations included as Exhibit A hereto with the Delaware Secretary of State.

            (b) RDI will deliver to BMSI (i) stock certificates representing the RDI Shares, (ii) the Notes and (iii) the Warrants..

            (c) RDI will execute and deliver to BMSI the Registration Rights Agreement and the Security Agreement.

            (c) BMSI will deliver to RDI stock certificates or other evidences representing all of the issued and outstanding shares of Bounce Capital Stock, duly endorsed, so as to make RDI the holder thereof, free and clear of all Liens.

All RDI Securities to be issued hereunder shall be deemed "restricted securities" as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). All RDI Securities to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the RDI Securities to be issued hereunder shall bear a restrictive legend in substantially the following form:

            The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company.

The legend set forth above shall be removed and RDI shall issue a certificate without such legend to the holder of any RDI Securities (or securities acquired upon conversion or exercise thereof) upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such securities is registered under the Securities Act (including registration pursuant to Rule 416 thereunder); (ii) such holder provides RDI with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act; or (iii) such holder provides RDI with reasonable assurances that such securities can be sold under Rule 144. In the event the above legend is removed from any RDI Securities and thereafter the effectiveness of a registration statement covering such RDI Securities is suspended or RDI determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to the holder, RDI may require that the above legend be placed on any such RDI Securities that cannot then be sold pursuant to an effective registration statement or under Rule 144 and the holder shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such RDI Securities may again be sold pursuant to an effective registration statement or under Rule 144.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF RDI

      RDI hereby represents and warrants to BMSI that:

      Section 3.01 Organization. RDI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. RDI is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the business, operations or financial condition (a "Material Adverse Effect") of RDI and its Subsidiaries, taken as a whole. RDI has heretofore delivered to BMSI accurate and complete copies of the Articles of Incorporation and Bylaws, as currently in effect, of RDI.

      Section 3.02 Capitalization; Subsidiaries.

      (a) The authorized capital stock and the issued and outstanding shares of capital stock of the RDI are set forth in Section 3.02 of RDI Disclosure Schedule. All the issued and outstanding shares of capital stock of RDI are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in Section 3.02 of the RDI Disclosure Schedule, there are not now, and at the Closing Date there will not be: (i) any shares of capital stock (or securities substantially equivalent to capital stock) of RDI issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the RDI to issue, transfer or sell any of its securities, (ii) any outstanding obligations of RDI or any Subsidiary to issue or deliver or to repurchase, redeem or otherwise acquire any securities of RDI, or (iii) except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, any agreement or understanding that RDI is a party to or bound by granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities or restricting the voting or transfer of any shares of the capital stock of RDI.

      (b) Section 3.02 of the RDI Disclosure Schedule sets forth each Subsidiary of REDI, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. All of the outstanding shares of capital stock of each Subsidiary of RDI have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither RDI nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Section 3.02 of the RDI Disclosure Schedule. Neither RDI nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

      Section 3.03 Corporate Authorization. The execution, delivery and performance by RDI of this Agreement and the other Transaction Documents and the consummation by RDI of the transactions contemplated hereby and thereby are within RDI's corporate powers and have been duly authorized by all necessary corporate action of RDI. This Agreement has been duly and validly executed and delivered by RDI and constitutes a valid and binding agreement of RDI, enforceable against RDI in accordance with its terms. When executed and delivered by RDI, each of the other Transaction Documents shall constitute a valid and binding obligation of RDI enforceable against RDI in accordance with its terms.

      Section 3.04 Governmental Authorization; Consents.

      (a) The execution, delivery and performance by RDI of this Agreement and the other Transaction Documents require no action by or in respect of, or filing with, any governmental body, agency, official or authority (a "Governmental Entity").

      (b) No consent, approval, waiver or other action by an Person (other than any Governmental Entity referred to in (a) above) under any contract, agreement, indenture, lease, instrument, or other document to which RDI or any Subsidiary is a party or by which any of them is bound is required or necessary for the execution, delivery and performance of this Agreement or the other Transaction Documents by RDI or the consummation of the transactions contemplated hereby or thereby.

      Section 3.05 Non-Contravention. The execution, delivery and performance by RDI of this Agreement and the other Transaction Documents do not and will not
(i) contravene or conflict with the certificate of incorporation or bylaws of RDI, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to RDI or any Subsidiary; (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of RDI or any Subsidiary or to a loss of any benefit to which RDI or such Subsidiary is entitled under any provision of any agreement, contract, or other instrument binding upon it or any license, franchise, permit or other similar authorization held by RDI or any Subsidiary or (iv) result in the creation or imposition of any Lien on any asset of RDI or any Subsidiary.

      Section 3.06 Commission Documents, Financial Statements. The Common Stock of RDI is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and RDI has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). At the times of their respective filings, the Form 10-Q for the fiscal quarters ended November 30, 2005 and February 28, 2006 and the Form 10-QSB for the fiscal quarter ended May 31, 2006 (collectively, the "Form 10-Q") and the Form 10-K for the fiscal year ended August 31, 2005 (the "Form 10-K") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-Q and Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of RDI included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of RDI and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      Section 3.07 Absence of Certain Changes. Since August 31, 2005 (the "RDI Balance Sheet Date"), except as disclosed in the Commission Documents or on
Section 3.07 of the RDI Disclosure Schedule, RDI and each of its Subsidiaries have conducted their businesses in the ordinary course consistent with past practices and there has not been:

            (a) any material adverse change in the business, operations, properties, prospects or financial condition of RDI and its Subsidiaries, taken as a whole;

            (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of RDI, or any repurchase, redemption or other acquisition by RDI or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, RDI or any Subsidiary;

            (c) any amendment of any material terms of any outstanding security of RDI or any Subsidiary;

            (d) any incurrence, assumption or guarantee by RDI or any Subsidiary of any indebtedness for borrowed money;

            (e) any creation or assumption by RDI or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

            (f) any making of any loan, advance or capital contributions to or investment in any Person;

            (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of RDI or any Subsidiary which, individually or in the aggregate, would reasonable be expected to have a Material Adverse Effect of RDI and its Subsidiaries, taken as a whole;

            (h) any transaction or commitment made, or any contract or agreement entered into, by RDI or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by RDI or any Subsidiary of any material contract or other right, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

            (i) any change in any method of accounting or accounting practice by RDI or any Subsidiary, except for any such change after the date hereof required by reason of a concurrent change in generally accepted accounting principles; or

            (j) any (i) grant of any severance or termination pay to any officer, director or employee of RDI or any Subsidiary, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of RDI or any Subsidiary, (iii) increase in benefits payable under an existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of RDI or any Subsidiary.

      Section 3.08 No Undisclosed Liabilities. Except as and to the extent set forth in Section 3.08 of the RDI Disclosure Schedule, there are no liabilities of RDI or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

            (a) Liabilities disclosed or provided for in the audited balance sheet of RDI as of August 31, 2005 (the "RDI Balance Sheet") included in the Form 10-K;

            (b) Liabilities disclosed in the Commission Documents;

            (c) Liabilities incurred in the ordinary course of business consistent with past practice since the RDI Balance Sheet Date, which in the aggregate are not material to RDI; and

            (d) Liabilities not required under generally accepted accounting principles to be shown on the RDI Balance Sheet for reasons other than the contingent nature thereof or the difficulty of determining the amount thereof.

      Section 3.09 Properties. RDI and its Subsidiaries have good and marketable title to, or in the case of leased property has valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected on the RDI Balance Sheet or acquired after the RDI Balance Sheet Date, except for properties and assets sold since the RDI Balance Sheet Date in the ordinary course of business consistent with past practices or as contemplated by this Agreement. None of such properties or assets is subject to any Liens, except:

            (a) Liens disclosed on the RDI Balance Sheet;

            (b) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the RDI Balance Sheet); or

            (c) Liens which do not materially detract from the value of such property or assets as now used.

      Section 3.10 Material Contracts.

      (a) Except for agreements, contracts, plans, leases, arrangements or commitments set forth in Section 3.10 of the RDI Disclosure Schedule, neither RDI nor any Subsidiary is a party to or subject to:

            (i) Any lease providing for annual rentals of $100,000 or more;

            (ii) Any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by RDI or any Subsidiary of $100,000 or more;

            (iii) Any sales, distribution or other similar agreement providing for the sale by RDI or any Subsidiary of materials, supplies, goods, services, equipment or other assets that provides for annual payments to RDI or any Subsidiary of $100,000 or more;

            (iv) Any partnership, joint venture or other similar contract or arrangement;

            (v) Any contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except contracts relating to indebtedness incurred in the ordinary course of business in an amount not exceeding $100,000;

            (vi) Any license agreement, franchise agreement or agreement in respect of similar rights granted to or held by RDI or any Subsidiary;

            (vii) Any agency, dealer, reseller, sales representative or similar agreement;

            (viii) Any contract or other document that substantially limits the freedom of RDI or any Subsidiary to compete in any line of business or with any Person or in any area or which would so limit the freedom of RDI or any Subsidiary after the Closing Date;

            (ix) Any other contract or commitment not made in the ordinary course of business that is material to RDI and its Subsidiaries, taken as a whole.

      (b) Each agreement, contract, plan, lease, arrangement and commitment required to be disclosed on Section 3.10 of the RDI Disclosure Schedule is a valid and binding agreement of RDI or a Subsidiary and is in full force and effect, and neither RDI, any Subsidiary nor any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

      Section 3.11 Litigation. Except as disclosed in Section 3.11 of the RDI Disclosure Schedule, there is no action, suit, investigation, proceeding, review pending against, or to the knowledge of RDI threatened against or affecting, RDI or any Subsidiary or any of their properties before any court or arbitrator or any Governmental Entity which, in the aggregate, are reasonably likely to have a Material Adverse Effect of RDI and its Subsidiaries, taken as a whole, or materially delay the transactions contemplated hereby.

      Section 3.12 Compliance with Laws; No Defaults.

      (a) RDI and its Subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their businesses (the "RDI Permits"), except for failures to hold such RDI Permits which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect of RDI and its Subsidiaries, taken as a whole. RDI and its Subsidiaries are in compliance with the terms of the RDI Permits, except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect of RDI and its Subsidiaries, taken as a whole. The business of RDI and its Subsidiaries is not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, except for violations which in the aggregate do not and would not reasonably be expected to have a Material Adverse Effect of RDI and its Subsidiaries, taken as a whole.

      (b) Except as set forth in Section 3.12 of the RDI Disclosure Schedule, neither RDI nor any Subsidiary is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which RDI or any Subsidiary is a party or by which they or any material amount of their properties or assets is bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to RDI or any Subsidiary, which defaults or violations would, in the aggregate, reasonable be expected to have a Material Adverse Effect of RDI and its Subsidiaries, taken as a whole, or which would materially delay the consummation of the transactions contemplated hereby.

      Section 3.13 Taxes. Except as set forth in Section 3.13 of the RDI Disclosure Schedule, RDI and each of its Subsidiaries has duly filed all material federal, state, local and foreign tax returns required to be filed by it, and RDI and each of its Subsidiaries has duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all calendar periods since the periods covered by such returns. Except as set forth in
Section 3.13 of the RDI Disclosure Schedule, none of the federal income tax returns of RDI or any Subsidiary have been examined or audited by the Internal Revenue Service (the "IRS"). All deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the financial statements of RDI, and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which would have a Material Adverse Effect of RDI, other than those heretofore paid or provided for. Except as set forth in
Section 3.13 of the RDI Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal or foreign income tax return of RDI or its subsidiaries.

      Section 3.14 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of RDI who might be entitled to any fee or commission from BMSI, RDI or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

      Section 3.15 Employees.

      (a) Neither RDI nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on
Section 3.15 of the RDI Disclosure Schedule. Except as set forth on Section 3.15 of the RDI Disclosure Schedule, neither RDI nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by RDI or such Subsidiary required to be disclosed in the Commission Documents that is not so disclosed. No officer, consultant or key employee of RDI or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect of RDI and its Subsidiaries, taken as a whole, has terminated or, to the knowledge of RDI, has any present intention of terminating his or her employment or engagement with RDI or any Subsidiary.

      (b) Neither RDI nor any Subsidiary has, or contributes to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in Section 3.15 of the RDI Disclosure Schedule. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Employee Benefit Plan by RDI or any of its Subsidiaries which is or would be materially adverse to RDI and its Subsidiaries.

      Section 3.16 Operation of Business. Except as set forth in the Commission Documents or on Section 3.16 of the RDI Disclosure Schedule, to the knowledge of RDI, RDI and each of its Subsidiaries owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

      Section 3.17 Environmental Compliance. Except as set forth in Section 3.17 of the RDI Disclosure Schedule, RDI and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. To the RDI's knowledge, RDI and each of its Subsidiaries have all necessary governmental approvals required under all Environmental Laws as necessary for RDI's business or the business of any of its Subsidiaries. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect of RDI and its Subsidiaries, taken as a whole, and to the knowledge of RDI, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting RDI or its Subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

      Section 3.18 Insurance. Section 3.18 of the RDI Disclosure Schedule sets forth a list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of RDI and its Subsidiaries. There is no claim by RDI or any Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and RDI and its Subsidiaries are otherwise in full compliance with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since November 1, 2001 and remain in full force and effect. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of RDI and its Subsidiaries. RDI does not know of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

      Section 3.19 Books and Records; Internal Accounting Controls. The records and documents of RDI and its Subsidiaries accurately reflect in all material respects the information relating to the business of RDI and the Subsidiaries, the location of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of RDI or any Subsidiary. RDI and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of RDI's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

      Section 3.20 Transactions with Affiliates. Except as set forth on Section
3.20 of the RDI Schedule or in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) RDI, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of RDI, or any of its Subsidiaries, or any person owning at least 5% of the outstanding capital stock of RDI or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in RDI's most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

      Section 3.21 Questionable Payments. Neither RDI or any Subsidiary, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, RDI or any Subsidiary, nor any stockholder of RDI has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

      Section 3.22 Sarbanes-Oxley Act. RDI is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and presently applicable to RDI and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness and applicability of such provisions with respect to RDI.

      Section 3.23 Validity of RDI Securities to be Issued.

      (a) The shares of RDI Shares to be issued at the Closing are validly authorized and, when the such RDI Shares have been duly delivered pursuant to the terms of this Agreement, such RDI Shares will be validly issued, fully paid, and nonassessable and will not have been issued, owned or held in violation of any preemptive or similar right of stockholder.

      (b) The Notes and the Warrants have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares and Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Notes and Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

      Section 3.24 Completeness of Disclosure. No representation or warranty by RDI in this Agreement contains or, and at the Closing Date will contain, an untrue statement of material fact or omits or, at the Closing Date, will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BMSI

         BMSI hereby represents and warrants to RDI that:

      Section 4.01 Organization. Bounce is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Bounce is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a Material Adverse Effect of Bounce. BMSI has heretofore delivered to RDI accurate and complete copies of the Articles of Incorporation and Bylaws, as currently in effect, of Bounce.

      Section 4.02 Capitalization; Subsidiaries.

      (a) The authorized capital stock of the Bounce consists of (i) 20,000,000 shares of common stock, par value $.001 per share ("Bounce Common Stock"), of which, as of the date hereof, 500,000 were issued and outstanding and (ii) 5,000,000 shares of preferred stock, par value $.001 each, of which no shares are issued and outstanding.. All the issued and outstanding shares of Bounce Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, there are not now, and at the Closing Date there will not be any shares of capital stock (or securities substantially equivalent to capital stock) of Bounce issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Bounce to issue, transfer or sell any of its securities.

      (b) Bounce does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business.

      Section 4.03 Corporate Authorization. The execution, delivery and performance by BMSI of this Agreement and the other Transaction Documents and the consummation by BMSI of the transactions contemplated hereby and thereby are within BMSI's corporate powers and have been duly authorized by all necessary corporate action of BMSI. This Agreement has been duly and validly executed and delivered by BMSI and constitutes a valid and binding agreement of BMSI, enforceable against BMSI in accordance with its terms. When executed and delivered by BMSI, each of the other Transaction Documents to which it is a party shall constitute a valid and binding obligation of BMSI enforceable against BMSI in accordance with its terms.

      Section 4.04 Governmental Authorization; Consents.

      (a) The execution, delivery and performance by BMSI of this Agreement and the other Transaction Documents require no action by or in respect of, or filing with, any Governmental Entity.

      (b) No consent, approval, waiver or other action by an Person (other than any Governmental Entity referred to in (a) above) under any contract, agreement, indenture, lease, instrument, or other document to which BMSI is a party or by which either of them is bound is required or necessary for the execution, delivery and performance of this Agreement or the other Transaction Documents by BMSI or the consummation of the transactions contemplated hereby or thereby.

      Section 4.05 Non-Contravention. The execution, delivery and performance by BMSI of this Agreement and the other Transaction Documents do not and will not
(i) contravene or conflict with the certificate of incorporation or bylaws of BMSI, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to BMSI or Bounce; (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of BMSI or Bounce or to a loss of any benefit to which BMSI or Bounce is entitled under any provision of any agreement, contract, or other instrument binding upon BMSI or Bounce or any license, franchise, permit or other similar authorization held by BMSI or Bounce or (iv) result in the creation or imposition of any Lien on any asset of BMSI or Bounce.

      Section 4.06 Financial Statements. The unaudited financial statements of Bounce for the period ended October 31, 2006 (the "Bounce Balance Sheet Date") previously delivered to RDI fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as indicated in the notes thereto), the financial position of Bounce as of the date thereof and its results of operations and cash flow for the period then ended (subject to normal year-end adjustments).

      Section 4.07 Absence of Certain Changes. Except as set forth in Section
4.07 of the BMSI Disclosure Schedule, since the Bounce Balance Sheet Date, Bounce has conducted its business in the ordinary course consistent with past practices and there has not been:

            (a) any material adverse change in the business, operations or financial condition of Bounce;

            (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Bounce, or any repurchase, redemption or other acquisition by Bounce of any outstanding shares of capital stock or other securities of, or other ownership interests in, Bounce;

            (c) any amendment of any material terms of any outstanding security of Bounce;

            (d) any incurrence, assumption or guarantee by Bounce of any indebtedness for borrowed money;

            (e) any creation or assumption by Bounce of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

            (f) any making of any loan, advance or capital contributions to or investment in any Person;

            (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Bounce which, individually or in the aggregate, would reasonable be expected to have a Material Adverse Effect of Bounce;

            (h) any transaction or commitment made, or any contract or agreement entered into, by Bounce relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Bounce of any material contract or other right, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

            (i) any change in any method of accounting or accounting practice by Bounce, except for any such change after the date hereof required by reason of a concurrent change in generally accepted accounting principles; or

            (j) any (i) grant of any severance or termination pay to any officer, director or employee of Bounce, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Bounce, (iii) increase in benefits payable under an existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of Bounce.

      Section 4.08 No Undisclosed Liabilities. Except as and to the extent set forth in Section 4.08 of the BMSI Disclosure Schedule, there are no liabilities of Bounce of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

            (a) Liabilities disclosed or provided for in the unaudited balance sheet of Bounce as of September 30, 2006 (the "Bounce Balance Sheet") previously delivered to RDI;

            (b) Liabilities incurred in the ordinary course of business consistent with past practice since the Bounce Balance Sheet Date, which in the aggregate are not material to Bounce; and

            (c) Liabilities not required under generally accepted accounting principles to be shown on the Bounce Balance Sheet for reasons other than the contingent nature thereof or the difficulty of determining the amount thereof.

      Section 4.09 Properties. Bounce has good and marketable title to, or in the case of leased property has valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected on the Bounce Balance Sheet or acquired after the Bounce Balance Sheet Date, except for properties and assets sold since the Bounce Balance Sheet Date in the ordinary course of business consistent with past practices or as contemplated by this Agreement. None of such properties or assets is subject to any Liens, except:

            (a) Liens disclosed on the Bounce Balance Sheet;

            (b) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Bounce Balance Sheet); or

            (c) Liens which do not materially detract from the value of such property or assets as now used.

      Section 4.10 Material Contracts.

      (a) Except for agreements, contracts, plans, leases, arrangements or commitments set forth in Section 4.10 of the BMSI Disclosure Schedule, Bounce is not a party to or subject to:

            (i) Any lease providing for annual rentals of $5,000 or more;

            (ii) Any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by Bounce of $10,000 or more;

            (iii) Any sales, distribution or other similar agreement providing for the sale by Bounce of materials, supplies, goods, services, equipment or other assets that provides for annual payments to Bounce of $10,000 or more;

            (iv) Any partnership, joint venture or other similar contract or arrangement;

            (v) Any contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except contracts relating to indebtedness incurred in the ordinary course of business in an amount not exceeding $10,000;

            (vi) Any license agreement, franchise agreement or agreement in respect of similar rights granted to or held by Bounce;

            (vii) Any agency, dealer, reseller, sales representative or similar agreement;

            (viii) Any contract or other document that substantially limits the freedom of Bounce to compete in any line of business or with any Person or in any area or which would so limit the freedom of Bounce after the Closing Date;

            (ix) Any other contract or commitment not made in the ordinary course of business that is material to Bounce.

      (b) Each agreement, contract, plan, lease, arrangement and commitment required to be disclosed on Section 4.10 of the BMSI Disclosure Schedule is a valid and binding agreement of Bounce and is in full force and effect, and neither Bounce nor any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

      Section 4.11 Litigation. Except as disclosed in Section 4.11 of the BMSI Disclosure Schedule, there is no action, suit, investigation, proceeding, review pending against, or to the knowledge of BMSI threatened against or affecting, Bounce or any of its properties before any court or arbitrator or any Governmental Entity which, in the aggregate, are reasonably likely to have a Material Adverse Effect of Bounce or materially delay the transactions contemplated hereby.

      Section 4.12 Compliance with Laws; No Defaults.

      (a) Bounce holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its businesses (the "Bounce Permits"), except for failures to hold such Bounce Permits which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect of Bounce. Bounce is in compliance with the terms of the Bounce Permits, except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect of Bounce. The business of Bounce is not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, except for violations which in the aggregate do not and would not reasonably be expected to have a Material Adverse Effect of Bounce.

      (b) Except as set forth in Section 4.12 of the BMSI Disclosure Schedule, Bounce is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Bounce is a party or by which it or any of their material amount of its properties or assets is bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Bounce, which defaults or violations would, in the aggregate, reasonable be expected to have a Material Adverse Effect of Bounce or which would materially delay the consummation of the transactions contemplated hereby.

      Section 4.13 Taxes. Except as set forth in Section 4.13 of the BMSI Disclosure Schedule, Bounce has duly filed all material federal, state, local and foreign tax returns required to be filed by it, and Bounce has duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all calendar periods since the periods covered by such returns. Except as set forth in Section 4.13 of the BMSI Disclosure Schedule, none of the federal income tax returns of Bounce have been examined or audited by the IRS. All deficiencies and assessments asserted as a result of any such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the financial statements of Bounce, and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which would have a Material Adverse Effect of Bounce, other than those heretofore paid or provided for. Except as set forth in Section 4.13 of the BMSI Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal or foreign income tax return of Bounce or its subsidiaries.

      Section 4.14 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of BMSI or Bounce who might be entitled to any fee or commission from Bounce, RDI or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

      Section 4.15 Employees. Bounce does not have any collective bargaining arrangements or agreements covering any of its employees, except as set forth on
Section 4.15 of the BMSI Disclosure Schedule. Except as set forth on Section
4.15 of the BMSI Disclosure Schedule, Bounce does not have any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by Bounce. No officer, consultant or key employee of Bounce whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect of Bounce, has terminated or, to the knowledge of BMSI, has any present intention of terminating his or her employment or engagement with Bounce.

      (b) Bounce does not have, or contribute to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in
Section 4.15 of the BMSI Disclosure Schedule. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Employee Benefit Plan by Bounce which is or would be materially adverse to Bounce.

      Section 4.16 Operation of Business. Except as set forth on Section 4.16 of the BMSI Disclosure Schedule, to the knowledge of BMSI, Bounce owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

      Section 4.17 Environmental Compliance. Except as set forth in Section 4.17 of the BMSI Disclosure Schedule, Bounce has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. To the BMSI's knowledge, Bounce has all necessary governmental approvals required under all Environmental Laws as necessary for Bounce's business. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect of Bounce, and to the knowledge of BMSI, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting Bounce that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

      Section 4.18 Insurance. Section 4.18 of the BMSI Disclosure Schedule sets forth a list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Bounce. There is no claim by Bounce pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and Bounce is otherwise in full compliance with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since August 1, 2006 and remain in full force and effect. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of Bounce. BMSI does not know of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

      Section 4.19 Books and Records; Internal Accounting Controls. The records and documents of Bounce accurately reflect in all material respects the information relating to the business of Bounce, the location of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of Bounce. Bounce maintains a system of internal accounting controls sufficient, in the judgment of Bounce's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

      Section 4.20 Transactions with Affiliates. Except as set forth on Section
4.20 of the BMSI Schedule, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) Bounce or any of its respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of Bounce, or any person owning at least 5% of the outstanding capital stock of Bounce or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

      Section 4.21 Questionable Payments. Neither Bounce, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, Bounce, nor any stockholder of Bounce has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

      Section 4,22 Ownership of Shares. BMSI owns beneficially all of the Bounce Shares. BMSI has full power and authority to transfer the Bounce Shares to RDI under, pursuant to, and in accordance with, this Agreement, and such shares are free and clear of any Liens and such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party and are not subject to any preemptive or similar rights of stockholders.

      Section 4.23 Investment Representations and Covenants.

            (i) BMSI represents that it is acquiring the RDI Securities for its own account and for investment only and not with a view to distribution or resale thereof within the meaning of such phrase as defined under the Securities Act. BMSI shall not dispose of any part or all of such RDI Securities in violation of the provisions of the Securities Act and the rules and regulations promulgated under the Securities Act by the Securities and Exchange Commission and all applicable provisions of state securities laws and regulations.

            (ii) The certificate or certificates representing the shares of RDI Securities shall bear a legend in substantially the form set forth in Section
2.02 hereof.

            (iii) BMSI acknowledges being informed that the RDI Securites shall be unregistered, shall be "restricted securities" as defined in paragraph (a) of Rule 144 under the Securities Act, and must be held indefinitely unless (a) they are subsequently registered under the Securities Act, or (b) an exemption from such registration is available.

            (iv) BMSI acknowledges that it has been afforded access to all material information which they have requested relevant to their decision to acquire the RDI Securities and to ask questions of RDI's management and that, except as set forth herein, neither RDI nor anyone acting on behalf of RDI has made any representations or warranties to the BMSI which have induced, persuaded, or stimulated the BMSI to acquire such RDI Securities.

            (v) Either alone, or together with its investment advisor(s), BMSI has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the RDI Securities, and BMSI is and will be able to bear the economic risk of the investment in such RDI Securities.

      Section 4.24 Completeness of Disclosure. No representation or warranty by BMSI in this Agreement contains or, and at the Closing Date will contain, an untrue statement of material fact or omits or, at the Closing Date, will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.

                                    ARTICLE V
                                    COVENANTS

      Section 5.01 Covenants of RDI. RDI agrees that:

      (a) Conduct of RDI. During the period from the date of this Agreement and continuing until the Closing Date, RDI shall conduct its business in the ordinary course consistent with past practices and to use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, RDI will not:

            (i) Adopt or propose any change in its certificate of incorporation or bylaws;

            (ii) Merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

            (iii) Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the RDI Balance Sheet (or the notes thereto) or incurred in the ordinary course of business consistent with past practice;

            (iv) Except as expressly permitted by this Agreement, sell, lease, license or otherwise dispose of any material assets or properties except
      (A) pursuant to existing contracts or commitments and (B) in the ordinary course of business consistent with past practice; or

            (v) Agree or commit to do any of the foregoing.

RDI will not (i) take or agree or commit to take any action that would make any representation and warranty of RDI inaccurate in any respect at, or as of any time prior to, the Closing Date, (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time, or (iii) make any agreement or reach any understanding not approved in writing by RDI as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

      (b) Access to Information. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), RDI shall afford to the officers, employees, accountants, counsel and other representatives of BMSI, access, during normal business hours during the period prior to the Closing, to all of RDI's properties, books, contracts, commitments and records and, during such period, RDI shall furnish promptly to the other all information concerning RDI's business, properties and personnel as BMSI may reasonably request.

      (c) Confidentiality. Prior to the Closing Date and after any termination of this Agreement, RDI and its affiliates will hold, an will use best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning BMSI and Bounce furnished to RDI or its affiliates in connection with the transaction contemplated by this Agreement, except to the extent that such information can be shown to have been
(i) previously known on a nonconfidential basis by RDI, (ii) in the public domain through no fault of RDI or (iii) later lawfully acquired by RDI from sources other than BMSI or Bounce; provided that RDI may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to its lenders in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such Persons are informed by RDI of the confidential nature of such information and are directed by RDI to treat such information confidentially. The obligation of RDI and its affiliates to hold such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, RDI and its affiliates will, and will use best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to BMSI, upon request, all documents and other materials, and all copies thereof, obtained by RDI and its affiliates or on their behalf from BMSI or Bounce in connection with this Agreement that are subject to such confidence.

      (d) Additional Covenants of RDI.

      (i) Board Composition. Effective at the Closing, the Board of Directors of RDI shall take all required corporate action to cause the Board of Directors of RDI to consist of David Walter, Keith Moore, Marshall Saffer and Dennis Ackerman (the "New RDI Board"). Within 30 days following the Closing, the Board of Directors of RDI shall take all required corporate action to increase the size of the Board of Directors to five members and to appoint an individual designated by BMSI to fill the resulting vacancy.

      (ii) Securities Compliance. RDI shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the RDI Securities to BMSI.

      (iii) Registration and Listing. RDI shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. RDI will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading. Subject to the terms of the Transaction Documents, RDI further covenants that it will take such further action as BMSI may reasonably request, all to the extent required from time to time to enable BMSI to sell the RDI Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of BMSI, RDI shall deliver to BMSI a written certification of a duly authorized officer as to whether it has complied with the issuer requirements of Rule 144.

      (iv) Inspection Rights. Provided the same would not be in violation of Regulation FD, RDI shall permit, during normal business hours and upon reasonable request and reasonable notice, BMSI or any employees, agents or representatives thereof, so long as BMSI shall beneficially own any Conversion Shares or Warrant Shares, for purposes reasonably related to BMSI's interests as a stockholder, to examine the publicly available, non-confidential records and books of account of, and visit and inspect the properties, assets, operations and business of RDI and any Subsidiary, and to discuss the publicly available, non-confidential affairs, finances and accounts of RDI and any Subsidiary with any of its officers, consultants, directors and key employees.

      (vi) Compliance with Laws. RDI shall comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect of RDI and its Subsidiaries, taken as a whole.

      (vii) Keeping of Records and Books of Account. RDI shall keep and cause each of its Subsidiaries to keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of RDI and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

      (viii) Reporting Requirements. If RDI ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then RDI shall furnish the following (or if RDI has ceased to file periodic reports, substantially equivalent information) to BMSI so long as BMSI shall beneficially own RDI Securities:

            (A) Quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

            (B) Annual Reports filed with the Commission on Form 10-K as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

            (C) Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

      (ix) Other Agreements. RDI shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of RDI or any Subsidiary under any Transaction Document.

      (x) Distributions. So long as any RDI Securities remain outstanding, RDI agrees that it shall not (A) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or (B) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of RDI.

      (xi) Pledge of Securities. RDI acknowledges that the RDI Securities may be pledged by BMSI in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the RDI Securities. The pledge of RDI Securities shall not be deemed to be a transfer, sale or assignment of the RDI Securities hereunder, and BMSI shall not be required to provide RDI with any notice thereof or otherwise make any delivery to RDI pursuant to this Agreement or any other Transaction Document; provided that BMSI and its pledgee shall be required to comply with the provisions of Section 2.02 hereof in order to effect a sale, transfer or assignment of RDI Securities to such pledgee. At BMSI's expense, RDI hereby agrees to execute and deliver such documentation as a pledgee of the RDI Securities may reasonably request in connection with a pledge of the RDI Securities to such pledgee by BMSI.

      (xii) Amendments. RDI shall not amend or waive any provision of its Articles of Incorporation or Bylaws in any way that would adversely affect exercise rights, voting rights, conversion rights, prepayment rights or redemption rights of any holder of the Notes.

      (xiii) Distributions. So long as any RDI Securities remain outstanding, RDI agrees that it shall not (A) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or (B) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of RDI.

      (xiv) Reservation of Shares. So long as any of RDI Securities remain outstanding, RDI shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than a number of shares of Common Stock equal to the number of authorized shares of Common Stock that are not currently issued or reserved for issuance as of the date hereof; provided, however, upon RDI filing the Charter Amendment, RDI shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred fifty percent (150%) of the number of shares of Common Stock as shall from time to time be sufficient to provide for the issuance of the Conversion Shares and the Warrant Shares.

      (xv) Transfer Agent Instructions. RDI shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of BMSI or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by BMSI to RDI upon conversion of the Notes or exercise of the Warrants in the form of Exhibit H attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 2.02 of this Agreement. RDI warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this
Section 5.01(d)(xv) will be given by RDI to its transfer agent and that the Conversion Shares and Warrant Shares shall otherwise be freely transferable on the books and records of RDI as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5.01(d)(xv) shall affect in any way BMSI's obligation to comply with all applicable prospectus delivery requirements, if any, upon resale of the Conversion Shares and the Warrant Shares. If BMSI provides RDI with an opinion of counsel, in a reasonably acceptable form, to the effect that a public sale, assignment or transfer of the Conversion Shares or Warrant Shares may be made without registration under the Securities Act or BMSI provides RDI with reasonable assurances that the Conversion Shares or Warrant Shares can be sold pursuant to Rule 144 without the restriction as to the number of securities acquired as of a particular date that can be immediately sold, RDI shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by BMSI and without any restrictive legend. BMSI acknowledges that a breach by it of its obligations under this Section 5.01(d)(xv) will cause irreparable harm to BMSI by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, RDI acknowledges that the remedy at law for a breach of its obligations under this Section 5.01(d)(xv) will be inadequate and agrees, in the event of a breach or threatened breach by RDI of the provisions of this Section 5.01(d)(xv), that RDI shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      (xvi) Disposition of Assets. So long as any RDI Securities remain outstanding, neither RDI nor any Subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for sales of obsolete assets and sales to customers in the ordinary course of business or with the prior written consent of the holders of a majority of the principal amount of the Notes then outstanding.

      (xvii) Acquisition of Assets. In the event RDI or any Subsidiary acquires any assets or other properties, such assets or properties shall constitute a part of the Collateral (as defined in the Security Agreement) and RDI shall take all action necessary to perfect BMSI's security interest in such assets or properties pursuant to the Security Agreement.

      (xviii) Share Increase; Reverse Split. As promptly as practicable following the Closing Date, RDI shall file a preliminary proxy statement on
Schedule 14A (the "Proxy Statement") with the Commission. RDI shall recommend for approval of RDI's stockholders in the Proxy Statement of (A) an amendment to the Certificate (the "Charter Amendment") to be filed with the Delaware Secretary of State to effect an increase in the number of its authorized shares of Common Stock to at least 575,000,000 (the "Share Increase") and (B) a one-for-fifty (1-for-50) reverse stock split of the Common Stock (the "Reverse Split"). RDI shall use its commercially reasonable efforts to obtain stockholder approval to effect the Share Increase and the Reverse Split as promptly as practicable following the Closing Date and shall effect the Share Increase and the Reverse Split as promptly as practicable following the approval of its stockholders.

      (xix) Subsequent Financings.

            (A) For a period of one (1) year following the Closing Date (which one-year period shall extend for each day that the Registration Statement is not effective as required under the Registration Rights Agreement), RDI covenants and agrees to promptly notify in writing (a "Rights Notice") BMSI of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party (a "Subsequent Financing"), of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including convertible debt securities (collectively, the "Financing Securities"); provided, however, prior to delivering to BMSI a Rights Notice, RDI shall first deliver to BMSI a written notice of its intention to effect a Subsequent Financing ("Pre-Notice") within three (3) Trading Days of receiving an applicable offer, which Pre-Notice shall ask BMSI if it wants to review the details of such financing. Upon the request of BMSI, and only upon a request by BMSI within three (3) Trading Days of receipt of a Pre-Notice, RDI shall promptly, but no later than two (2) Trading Days after such request, deliver a Rights Notice to BMSI. The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the names and investment amounts of all investors participating in the Subsequent Financing, the proposed closing date of the Subsequent Financing, which shall be within twenty (20) calendar days from the date of the Rights Notice, and all of the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide BMSI an option (the "Rights Option") during the ten (10) Trading Days following delivery of the Rights Notice (the "Option Period") to inform RDI whether BMSI will purchase up to its pro rata portion of all or a portion of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing. For purposes of this Section, all references to "pro rata" means, for any Purchaser electing to participate in such Subsequent Financing, the percentage obtained by dividing (x) the principal amount of the Note by (y) the sum of (1) the principal amount of the Notes and (2) the total principal amount of all of the series B notes purchased pursuant to the Note Purchase Agreement. Delivery of any Rights Notice constitutes a representation and warranty by RDI that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If RDI does not receive notice of exercise of the Rights Option from BMSI within the Option Period, RDI shall have the right to close the Subsequent Financing on the scheduled closing date with a third party; provided that all of the material terms and conditions of the closing are the same as those provided to BMSI in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur on that date, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section 5.02(r), including, without limitation, the delivery of a new Rights Notice. The provisions of this Section 5.02(r) shall not apply to issuances of securities in a Permitted Financing.

            (B) For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing. A "Permitted Financing" shall mean (1) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (2) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to this Agreement and the Note, including the Conversion Shares, (3) the Warrant Shares, (4) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (5) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to RDI's stock option plans and employee stock purchase plans as they now exist on the date hereof, (6) Common Stock issued in connection with consulting or advisory services not in excess of 5,000,000 shares; and (7) the payment of any principal in shares of Common Stock pursuant to the Notes.

            (C) So long as any Note remains outstanding, if RDI enters into any Subsequent Financing on terms more favorable than the terms governing the Notes, then BMSI in its sole discretion may exchange the Notes, valued at their stated value, for the securities issued or to be issued in the Subsequent Financing. RDI covenants and agrees to promptly notify in writing BMSI of the terms and conditions of any such proposed Subsequent Financing.

      (xx) D&O Insurance. So long as any RDI Securities remain outstanding, RDI shall maintain its directors and officer's liability insurance policy coverage at an amount equal to or in excess of $3,000,000.

      (xxi) Performance of Other Obligations. RDI shall perform all obligations required to be performed by it under the Note Purchase Agreement and the Transaction Documents referred to therein.

      (xxii) Cooperation to Satisfy BMSI Filing Requirements. So long as so long as BMSI shall beneficially own any Conversion Shares or Warrant Shares, RDI will use best efforts to provide BMSI with all financial and other information with respect to RDI and its Subsidiaries that BMSI may reasonably request to permit BMSI to satisfy, in a timely manner, any and all requirements applicable to it under the Securities Act, the Exchange Act or other applicable law.

      Section 5.02 Covenants of BMSI. BMSI agrees that:

      (a) Conduct of Bounce. During the period from the date of this Agreement and continuing until the Closing Date, BMSI shall cause Bounce to conduct its business in the ordinary course consistent with past practices and to use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, BMSI will not permit Bounce to:

            (i) Adopt or propose any change in its certificate of incorporation or bylaws;

            (ii) Merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

            (iii) Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Bounce Balance Sheet (or the notes thereto) or incurred in the ordinary course of business consistent with past practice;

            (iv) Except as expressly permitted by this Agreement, sell, lease, license or otherwise dispose of any material assets or properties except
      (A) pursuant to existing contracts or commitments and (B) in the ordinary course of business consistent with past practice; or

            (v) Agree or commit to do any of the foregoing.

BMSI will not, an BMSI will not permit Bounce to, (i) take or agree or commit to take any action that would make any representation and warranty of BMSI inaccurate in any respect at, or as of any time prior to, the Closing Date, (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time or (iii) make any agreement or reach any understanding not approved in writing by RDI as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

      (b) Access to Information. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), BMSI shall afford to the officers, employees, accountants, counsel and other representatives of RDI, access, during normal business hours during the period prior to the Closing, to all of Bounce's properties, books, contracts, commitments and records and, during such period, BMSI shall furnish promptly to the other all information concerning Bounce's business, properties and personnel as RDI may reasonably request, in each case, to the extent necessary to permit RDI to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date.

      (c) Confidentiality. Prior to the Closing Date and after any termination of this Agreement, BMSI and its affiliates will hold, an will use best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning RDI furnished to BMSI or its affiliates in connection with the transaction contemplated by this Agreement, except to the extent that such information can be shown to have been
(i) previously known on a nonconfidential basis by BMSI, (ii) in the public domain through no fault of BMSI or (iii) later lawfully acquired by BMSI from sources other than RDI; provided that BMSI may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to its lenders in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such Persons are informed by BMSI of the confidential nature of such information and are directed by BMSI to treat such information confidentially. The obligation of BMSI and its affiliates to hold such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, BMSI and its affiliates will, and will use best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to RDI, upon request, all documents and other materials, and all copies thereof, obtained by BMSI and its affiliates or on their behalf from RDI in connection with this Agreement that are subject to such confidence.

      Section 6.03 Covenants of Both Parties. Each party hereto agrees that:

      (a) Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees (i) to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, and (ii) to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

      (b) Certain Filings. Each of the parties will cooperate with one another
(i) in determining whether any action by or in respect of, or filing with, any Governmental Entity is require or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

      (c) Public Announcements. Before any party releases any information concerning this Agreement or any of the other transactions contemplated hereby or in connection herewith which is intended for or may result in public dissemination thereof, it shall cooperate with the other parties, shall furnish drafts of all documents or proposed oral statements to the other parties for comment, and shall not release any such information without the written consent of BMSI (in the case of release by RDI) or RDI (in the case of release by BMSI). Nothing contained herein shall prevent a party from releasing any information if required to do so by law.

      (d) Notices. Each of the parties shall give prompt notice to the other parties of: (a) any notice of, or other communication relating to, a default or event which, with notice or the lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Closing, under any agreement, indenture or instrument material to the financial condition, properties, businesses or results of operations of it and its subsidiaries, taken as a whole, to which it or any of its subsidiaries is a party or is subject; (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, which consent, if required, would breach the representations contained in Articles III or IV; and (c) any other material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

                                   ARTICLE VI
                                   CONDITIONS

      Section 6.01 Conditions to Each Party's Obligation. The obligation of each party to consummate the Closing is subject to the satisfaction of the following conditions:

            (a) All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, any Governmental Entity, and all required third party consents, shall have been filed, occurred or been obtained.

            (b) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Closing and shall be in effect.

      Section 6.02 Conditions to Obligation of RDI. The obligation of RDI to consummate the Closing is subject to the satisfaction of the following further conditions:

            (a) The representations and warranties of BMSI set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement and such changes as would be required to be made in the exhibits to this Agreement if such schedules were to speak as of the Closing Date) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

            (b) BMSI and Bounce shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

            (c) RDI shall have a received a certificate signed by the Chief Executive Officer of BMSI confirming Section 6.02(a) and (b).

            (d) RDI shall have received (i) resolutions duly adopted by the Board of Directors of the BMSI approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable BMSI to comply with the terms of this Agreement, and (ii) all other documents it may reasonably request relating to the existence of BMSI and the authority of BMSI for this Agreement, all in form and substance reasonable satisfactory to RDI.

      Section 6.03 Conditions to Obligation of BMSI. The obligation of BMSI to consummate the Closing is subject to the following further conditions:

            (a) The representations and warranties of RDI set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement and such changes as would be required to be made in the exhibits to this Agreement if such schedules were to speak as of the Closing Date) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

            (b) RDI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

            (c) BMSI shall have a received a certificate signed by the Chief Executive Officer of RDI confirming Section 6.03(a) and (b).

            (d) BMSI shall have received (i) resolutions duly adopted by the Board of Directors of RDI approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable RDI to comply with the terms of this Agreement, and (ii) all other documents it may reasonably request relating to the existence of RDI and the authority of RDI for this Agreement, all in form and substance reasonable satisfactory to BMSI.

            (e) RDI shall have made all filings, and taken all actions, necessary to comply with all reporting requirements under federal and state securities laws (including without limitation, applicable "blue-sky" laws with regard to the issuance of RDI Securities as contemplated by this Agreement) other than the filing of Form D up to 15 days following the Closing. Without limiting the generality of the foregoing, any prescribed periods within which a "blue sky" or securities law administrator may disallow RDI's notice of reliance on an exemption from such state's requirements, shall have elapsed at or prior to the Closing Date.

            (f) (i) The Certificate of Designation, Preferences and Rights of RDI's Series B Convertible Preferred Stock shall have been amended and restated in the form of Exhibit I-1 hereto and (ii) RDI and the holders of its Series B Convertible Preferred Stock shall have entered into Amendment No.1 to Securities Purchase Agreement in the form of Exhibit I-2 hereto.

                                   ARTICLE VII
                            SURVIVAL; INDEMNIFICATION

      Section 7.01 Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the second anniversary of the Closing Date; provided that the covenants of RDI set forth in Section 5.02(d) shall survive for such longer period of time as may be stated therein. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 7.02 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

      Section 7.02 Indemnification.

      (a) RDI hereby indemnifies BMSI against and agrees to hold them harmless from any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by BMSI arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by RDI pursuant to this Agreement.

      (b) BMSI hereby indemnifies RDI against and agrees to hold it harmless from any and all Damages incurred or suffered by RDI arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by BMSI pursuant to this Agreement.

      Section 7.03 Procedures; Exclusivity

      (a) The party seeking indemnification under Section 7.02 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action, or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 7.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

      (b) After the Closing, Section 7.02 will provide the exclusive remedy for any misrepresentation, breach or warranty, covenant or other agreement (other than those contained in the Series C Preferred Stock Certificate of Designations, the other Transaction Documents or the Note Purchase Agreement (or the Transaction Documents referred to therein)) or other claim arising out of this Agreement or the transactions contemplated hereby.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT


      Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by mutual consent of BMSI and RDI;

            (b) by either BMSI or RDI if the Closing shall not have been consummated before November 30, 2006 (unless the failure to consummate the Closing by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement); or

            (c) by either BMSI or RDI if (i) the conditions to such party's obligations shall have become impossible to satisfy or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Closing shall have become final and non-appealable.

      Section 8.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.01 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of Sections 5.01(c) and 5.02(c). Nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement.

      Section 8.03 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 8.04 Extension; Waiver. At any time prior to the Closing Date, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE IX
                                  MISCELLANEOUS

      Section 9.01 Entire Agreement; Assignment. This Agreement and the other Transaction Documents (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than any confidentiality agreement between the parties; any provisions of such agreements which are inconsistent with the transactions contemplated by this Agreement being waived hereby) and (b) shall not be assigned by operation of law or otherwise (except as provided in the Other Transaction Documents).

      Section 9.02 Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein; provided that RDI will pay to BMSI at Closing the amount of $20,000 in respect of documentation and due diligence expenses incurred by BMSI.

      Section 9.03 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by the most nearly comparable method if mailed from or to a location outside of the United States or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the signature pages to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9.03. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 9.03 shall be deemed given at the time of receipt thereof.

      Section 9.04 Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

      Section 9.05 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

      Section 9.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 9.07 Headings. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

      Section 9.08 Governing Law; Jurisdiction. This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to any applicable principles of conflicts of law. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. RDI and BMSI agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. RDI and BMSI irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. RDI and BMSI consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.08 shall affect or limit any right to serve process in any other manner permitted by law. RDI and BMSI hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.


                                        REMOTE DYNAMICS, INC.


                                        By_________________________
                                          Name:
                                          Title:
                                          Address:

Attest:

________________
Name:
Title: Secretary

                                        BOUNCE MOBILE SYSTEMS, INC.


                                        By____________________________
                                          Name: David Walters
                                          Title: Chief Executive Officer
                                          Address: 30900 Rancho Viejo Road
                                                   San Juan Capistrano, CA 92675

Attest:

________________
Name:
Title: Secretary

                                    EXHIBIT H
                 FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                              REMOTE DYNAMICS, INC.


                                                         as of November __, 2006

[Name and address of Transfer Agent]
Attn: _____________

Ladies and Gentlemen:

      Reference is made to that certain Share Exchange Agreement (the "Share Exchange Agreement"), dated as of November 30, 2006, by and among Remote Dynamics, Inc., a Delaware corporation (the "Company"), and Bounce Mobile Systems, Inc. ("BMSI") pursuant to which the Company is issuing to BMSI the Notes and Warrants (each, as defined in the Share Exchange Agreement). This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of the Company's common stock, par value $.01 per share, upon conversion of the Notes (the "Conversion Shares") and exercise of the Warrants (the "Warrant Shares") to or upon the order of BMSI from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, respectively, (ii) in the case of the conversion of Notes, a copy of the Note (with the original delivered to the Company) representing the Notes being converted or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such Notes or the Warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if BMSI represents in writing that the prospectus delivery requirements have been or will be met, the Conversion Shares or the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received (i) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the SEC under the 1933 Act, and (ii) a copy of such registration statement, then the certificates for the Conversion Shares and the Warrant Shares shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR REMOTE DYNAMICS, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares and the Warrant Shares in the event a registration statement covering the Conversion Shares and the Warrant Shares is subject to amendment for events then current.

      A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

      Please be advised that BMSI is relying upon this letter as an inducement to enter into the Share Exchange Agreement and, accordingly, BMSI is a third party beneficiary to these instructions.

      Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

                                            Very truly yours,

                                            REMOTE DYNAMICS, INC.


                                            By:_________________________________

                                            Name:_______________________________
                                            Title:______________________________

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:_____________________
Name:___________________
Title:__________________
Date:___________________